Exhibit 99.1

UserTesting Reports Third Quarter 2022 Financial Results

Record Third Quarter Revenue of $49.4 Million, Up 28% Year-Over-Year

San Francisco – October 27, 2022, UserTesting, Inc. (NYSE: USER), a leader in video-based human insight, today announced financial results for the third quarter ended September 30, 2022. “We posted strong third quarter results including record total revenue, up 28% year-over-year,” said Andy MacMillan, CEO of UserTesting. “Despite macroeconomic headwinds, we continue to execute on our path to profitability.”

Third Quarter 2022 Financial Highlights:

•	Revenue: Total revenue was $49.4 million, up 28% year-over-year. Subscription revenue was $47.5 million, up 32% year-over-year.
•	Operating Loss and Margin: GAAP operating loss was $(14.3) million, or (29)% of total revenue, compared to $(10.3) million, or (27)% of total revenue, in the same period last year. Non-GAAP operating loss was $(5.6) million, or (11)% of total revenue, compared to $(9.4) million, or (24)% of total revenue, in the same period last year.
•	Net Loss: GAAP net loss was $(15.2) million, or $(0.11) per share, compared to $(9.6) million, or $(0.49) per share, in the same period last year. Non-GAAP net loss was $(6.4) million, or $(0.04) per share, compared to $(8.7) million, or $(0.45) per share, in the same period last year.
•	Cash Flow: Net cash used in operations was $(0.5) million, compared to $(7.2) million in the same period last year. Free cash flow was $(0.5) million or (1%) of total revenue compared to $(8.1) million, or (21%) of total revenue in the same period last year.
•	Cash and Cash Equivalents: Cash and cash equivalents were $164.6 million as of September 30, 2022.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating loss margin, non-GAAP net loss, non-GAAP net loss per share, free cash flow and free cash flow margin are non-GAAP financial measures. Additional information on UserTesting’s reported results, including a reconciliation of the non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below. Our definition for each non-GAAP measure used is provided below, however a limitation of non-GAAP financial measures is that they do not have uniform definitions. Accordingly, our definitions for non-GAAP measures used will likely differ from similarly titled non-GAAP measures used by other companies thereby limiting comparability. In addition, the utility of free cash flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash and cash equivalents balance for a given period.

UserTesting Acquisition by Thoma Bravo and Sunstone Partners

UserTesting also announced today that it had entered into a definitive agreement to be acquired by Thoma Bravo, a leading software investment firm, and significant minority owner Sunstone Partners, for $7.50 per share, in an all-cash transaction valued at approximately $1.3 billion. The offer represents a premium of approximately 94% over UserTesting’s closing stock price on October 26, 2022, the last full trading day prior to the transaction announcement, and a premium of approximately 97% over the volume weighted average price of UserTesting’s shares for the 30 trading days ended October 26, 2022. The transaction is currently expected to close in the first half of 2023, subject to customary closing conditions, including approval by UserTesting’s stockholders and regulatory approvals. A copy of the press release can be found by visiting the Investor Relations section of the UserTesting website: https://ir.usertesting.com/.

In light of the announced transaction with Thoma Bravo and Sunstone Partners, UserTesting does not plan to host an earnings call. In addition, UserTesting will not provide forward-looking guidance as a result of the pending transaction.

About UserTesting

UserTesting (NYSE: USER) has fundamentally changed the way organizations get insights from customers with fast, opt-in feedback and experience capture technology. The UserTesting® Human Insight Platform taps into our global network of real people and generates video-based recorded experiences, so anyone in an organization can directly ask questions, hear what users say, see what they mean, and understand what it’s actually like to be a customer. Unlike approaches that track user behavior then try to infer what that behavior means, UserTesting reduces guesswork and brings customer experience data to life with human insight. UserTesting has over 2,500 customers, including more than half of the world’s top 100 most valuable brands according to Forbes. UserTesting is headquartered in San Francisco, California. To learn more, visit www.usertesting.com.

Additional Information and Where to Find It

In connection with the proposed transaction, UserTesting will file relevant materials with the Securities and Exchange Commission (SEC), including a preliminary and definitive proxy statement. Promptly after filing the definitive proxy statement, UserTesting will mail the definitive proxy statement and a proxy card to UserTesting stockholders. USERTESTING’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Stockholders of UserTesting will be able to obtain a free copy of these documents, when they become available, at the website maintained by the SEC at www.sec.gov or free of charge at https://ir.usertesting.com.

Participants in the Solicitation

UserTesting and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding UserTesting’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in UserTesting’s proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 20, 2022. UserTesting stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of UserTesting directors and executive officers in the transaction, which may be different than those of UserTesting stockholders generally, by reading the proxy statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. You may obtain free copies of these documents using the sources indicated above.

Forward-Looking Statements

This press release by UserTesting, Inc. (“UserTesting,” the “Company,” “we,” “us,” or similar terms) contains forward-looking statements. These statements may relate to, but are not limited to, statements about the consummation of the proposed transaction between UserTesting and Thoma Bravo and the anticipated benefits thereof, UserTesting’s market size and growth opportunities, plans for future operations, competitive position, technological capabilities, and strategic relationships, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” and similar expressions. You should not put undue reliance on any forward-looking statements. There are a significant number of factors that could cause our actual results, performance, or achievement to differ materially and adversely from the statements made in this press release, including: the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by UserTesting’s stockholders and the receipt of certain regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against UserTesting related to the merger agreement or the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; intense competition in our market; our ability to attract new customers and renew and expand sales to existing customers; our ability to effectively introduce enhancements to our platform, including new products, services, features, and functionality, that achieve market acceptance or keep pace with technological developments; quarterly fluctuations in operating results; our ability to maintain data privacy and data security; our limited operating history under our current business and pricing models; our ability to effectively manage growth; our ability to expand internationally; unfavorable conditions in our industry and other general market, political, economic, and business conditions, including those related to the continuing impact of COVID-19, heightened inflation and rising interest rates. For more information regarding the risks and uncertainties that could cause actual results, performance, or achievement to differ materially and adversely from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the “Risk Factors” section of our SEC filings, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 filed on August 4, 2022, our Quarterly Report on Form 10-Q to be filed for the quarter ended September 30, 2022, and other filings and reports that we may file from time to time with the SEC, copies of which are available on our website at https://ir.usertesting.com and on the SEC’s website at www.sec.gov. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date of this press release or to reflect new information or the occurrence of unexpected events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

Non-GAAP Financial Measures

To supplement our financial results, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core performance. These non-GAAP measures, which may be different from similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision- making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. You should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results and you should not infer from our non-GAAP results that our future results will not be affected by these expenses or any unusual or non-recurring items.

Non-GAAP gross profit, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding stock-based compensation expenses, amortization of acquired intangible assets, reversals of prior sales and use tax accruals and related penalties and interest, restructuring expenses and the tax impact of the non-GAAP adjustments. We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results over multiple periods and to those of peer companies.

Non-GAAP gross margin and non-GAAP operating loss margin: Non-GAAP gross margin is calculated as non-GAAP gross profit divided by total revenue. Non-GAAP operating loss margin is calculated as non-GAAP operating loss divided by total revenue. We use these non-GAAP financial measures in conjunction with traditional GAAP measures to evaluate our financial performance.

Free cash flow and free cash flow margin: We define free cash flow as net cash used in operating activities less cash used for purchases of property and equipment and capitalized internal-used software. Free cash flow margin is calculated as free cash flow divided by total revenue. We believe that these non-GAAP financial measures are useful indicators of liquidity that provides information to management and investors, even if negative, about the amount of cash generated (or used) in our operations that, after investments in property and equipment, can be used for strategic opportunities and strengthening our balance sheet. However, free cash flow is not a substitute for cash used in operating activities. The utility of free cash flow and free cash flow margin is limited as these measures do not reflect our future contractual commitments and do not represent the total increase or decrease in our cash balance for any given period.

Non-GAAP Supplemental Financial Information

Calculated Billings: We define calculated billings, a non-GAAP financial measure, as total revenue plus the change in contract liabilities from the beginning to the end of the period. We typically invoice our customers annually in advance, and to a lesser extent quarterly in advance, for subscriptions to our platform. Calculated billings in any particular period reflect amounts invoiced to customers.

UserTesting, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue
Subscription	$47,517	$35,951	$135,900	$96,883
Professional services	1,891	2,694	6,922	8,031
Total revenue	49,408	38,645	142,822	104,914
Cost of revenue
Subscription	8,501	7,388	24,607	21,230
Professional services	2,402	2,124	7,114	6,247
Total cost of revenue	10,903	9,512	31,721	27,477
Gross profit	38,505	29,133	111,101	77,437
Operating expenses:
Sales and marketing	29,662	23,384	93,049	62,512
Research and development	10,804	9,543	33,774	29,128
General and administrative	10,980	6,492	30,981	19,817
Restructuring	1,385	—	1,385	—
Total operating expenses	52,831	39,419	159,189	111,457
Loss from operations	(14,326)	(10,286)	(48,088)	(34,020)
Interest income, net	24	29	44	103
Other income (expense), net	(582)	896	(562)	683
Loss before provision for income taxes	(14,884)	(9,361)	(48,606)	(33,234)
Provision for income taxes	307	275	508	569
Net loss	$(15,191)	$(9,636)	$(49,114)	$(33,803)
Net loss per share attributable to common stockholders, basic and diluted(1)	$(0.11)	$(0.49)	$(0.34)	$(1.80)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted(1)	144,211	19,558	143,347	18,798

(1)	Includes the impact of (i) the issuance of shares of common stock by UserTesting in its initial public offering, and (ii) the conversion of all then outstanding shares of convertible preferred stock into shares of common stock in connection with the initial public offering, in the weighted-average shares calculation weighted from the date of the initial public offering.

Stock-based Compensation Expense

The following table summarizes total stock-based compensation expense included in cost of revenue and operating expenses (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cost of revenue:
Subscription	$211	$11	$553	$30
Professional services	239	78	701	160
Operating expenses:
Sales and marketing	2,920	404	9,057	1,079
Research and development	1,384	237	4,574	620
General and administrative	2,562	2,057	7,811	3,030
	$7,316	$2,787	$22,696	$4,919

Amortization of Acquired Intangible Assets

The following table summarizes total amortization of acquired intangible assets included in cost of revenue and operating expenses (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cost of revenue:
Subscription	$21	$163	$63	$492
Operating expenses:
Sales and marketing	—	47	—	144
Research and development	43	43	128	130
	$64	$253	$191	$766

UserTesting, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$164,618	$178,430
Accounts receivable, net	34,058	47,973
Costs capitalized to obtain revenue contracts, current	8,621	8,116
Prepaid expenses and other current assets	8,512	6,045
Total current assets	215,809	240,564
Property and equipment, net	2,916	3,257
Operating lease right-of-use assets, net	12,852	16,401
Intangible assets, net	449	640
Goodwill	8,785	8,785
Costs capitalized to obtain revenue contracts, non-current	12,256	12,941
Other long-term assets	808	540
Total assets	$253,875	$283,128
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,524	$1,544
Contract liabilities	96,831	90,952
Operating lease liabilities, current	5,219	5,271
Accrued expenses and other current liabilities	12,536	21,799
Total current liabilities	116,110	119,566
Operating lease liabilities, non-current	9,346	12,996
Other long-term liabilities	887	887
Total liabilities	126,343	133,449
Stockholders’ equity:
Preferred stock	—	—
Common stock and capital in excess of par value	379,848	352,881
Accumulated deficit	(252,316)	(203,202)
Total stockholders’ equity	127,532	149,679
Total liabilities and stockholders’ equity	$253,875	$283,128

UserTesting, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(49,114)	$(33,803)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,139	1,204
Stock-based compensation expense	22,696	4,919
Provision for allowance for doubtful accounts	687	154
Amortization of costs capitalized to obtain revenue contracts	6,886	4,757
Changes in operating assets and liabilities:
Accounts receivable	13,228	(7,323)
Costs capitalized to obtain revenue contracts	(6,706)	(8,969)
Prepaid expenses and other assets	(2,734)	(2,877)
Accounts payable	(9)	366
Accrued liabilities	(9,306)	(1,769)
Contract liabilities	5,879	16,784
Other liabilities	86	552
Net cash used in operating activities	(17,268)	(26,005)
Cash flows from investing activities:
Purchase of property and equipment	(713)	(1,955)
Purchase of intangible assets	—	(150)
Net cash used in investing activities	(713)	(2,105)
Cash flows from financing activities:
Payment of offering costs	(102)	(4,025)
Payment of deferred purchase consideration	—	(1,766)
Proceeds from issuance of common stock upon exercise of stock options	2,244	1,822
Proceeds from issuance of common stock under the employee stock purchase plan	2,027	—
Net cash provided by (used in) financing activities	4,169	(3,969)
Net decrease in cash and cash equivalents	(13,812)	(32,079)
Cash and cash equivalents, beginning of period	178,430	96,972
Cash and cash equivalents, end of period	$164,618	$64,893

UserTesting, Inc.

Reconciliation of GAAP to Non-GAAP Gross Profit and Gross Margin

(dollars in thousands)

(unaudited)

	Three Months Ended September 30, 2022			Three Months Ended September 30, 2021
	Subscription	Professional Services	Total	Subscription	Professional Services	Total
GAAP gross profit	$39,016	$(511)	$38,505	$28,563	$570	$29,133
GAAP gross margin	82%	(27)%	78%	79%	21%	75%
Adjustments:
Stock-based compensation expense	211	239	450	11	78	89
Amortization of acquired intangible assets	21	—	21	163	—	163
Non-GAAP gross profit	$39,248	$(272)	$38,976	$28,737	$648	$29,385
Non-GAAP gross margin	83%	(14)%	79%	80%	24%	76%

	Nine Months Ended September 30, 2022			Nine Months Ended September 30, 2021
	Subscription	Professional Services	Total	Subscription	Professional Services	Total
GAAP gross profit	$111,293	$(192)	$111,101	$75,653	$1,784	$77,437
GAAP gross margin	82%	(3)%	78%	78%	22%	74%
Adjustments:
Stock-based compensation expense	553	701	1,254	30	160	190
Amortization of acquired intangible assets	63	—	63	492	—	492
Non-GAAP gross profit	$111,909	$509	$112,418	$76,175	$1,944	$78,119
Non-GAAP gross margin	82%	7%	79%	79%	24%	74%

UserTesting, Inc.

Reconciliation of GAAP to Non-GAAP Operating Expenses

(dollars in thousands)

(unaudited)

	Three Months Ended September 30, 2022					Three Months Ended September 30, 2021
	Sales and Marketing	Research and Development	General and Administrative	Restructuring	Total Operating Expenses	Sales and Marketing	Research and Development	General and Administrative	Restructuring	Total Operating Expenses
GAAP expenses	$29,662	$10,804	$10,980	$1,385	$52,831	$23,384	$9,543	$6,492	$—	$39,419
Adjustments:
Stock-based compensation expense	(2,920)	(1,384)	(2,562)	—	(6,866)	(404)	(237)	(2,057)	—	(2,698)
Amortization of acquired intangible assets	—	(43)	—	—	(43)	(47)	(43)	—	—	(90)
Reversal of sales and use tax accruals, penalties and interest	—	—	—	—	—	—	—	2,122	—	2,122
Restructuring	—	—	—	(1,385)	(1,385)	—	—	—	—	—
Non-GAAP expenses	$26,742	$9,377	$8,418	$—	$44,537	$22,933	$9,263	$6,557	$—	$38,753
Non-GAAP expenses as a % of revenue	54%	19%	17%	—%	90%	59%	24%	17%	—%	100%

	Nine Months Ended September 30, 2022					Nine Months Ended September 30, 2021
	Sales and Marketing	Research and Development	General and Administrative	Restructuring	Total Operating Expenses	Sales and Marketing	Research and Development	General and Administrative	Restructuring	Total Operating Expenses
GAAP expenses	$93,049	$33,774	$30,981	$1,385	$159,189	$62,512	$29,128	$19,817	$—	$111,457
Adjustments:
Stock-based compensation expense	(9,057)	(4,574)	(7,811)	—	(21,442)	(1,079)	(620)	(3,030)	—	(4,729)
Amortization of acquired intangible assets	—	(128)	—	—	(128)	(144)	(130)	—	—	(274)
Reversal of sales and use tax accruals, penalties and interest	—	—	1,157	—	1,157	—	—	2,122	—	2,122
Restructuring	—	—	—	(1,385)	(1,385)	—	—	—	—	—
Non-GAAP expenses	$83,992	$29,072	$24,327	$—	$137,391	$61,289	$28,378	$18,909	$—	$108,576
Non-GAAP expenses as a % of revenue	59%	20%	17%	—%	96%	58%	27%	18%	—%	103%

UserTesting, Inc.

Reconciliation of GAAP to Non-GAAP Operating Loss and Operating Loss Margin

(dollars in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP operating loss	$(14,326)	$(10,286)	$(48,088)	$(34,020)
GAAP operating loss margin	(29)%	(27)%	(34)%	(32)%
Adjustments:
Stock-based compensation expense	7,316	2,787	22,696	4,919
Amortization of acquired intangible assets	64	253	191	766
Reversal of sales and use tax accruals, penalties and interest	—	(2,122)	(1,157)	(2,122)
Restructuring	1,385	—	1,385	—
Non-GAAP operating loss	$(5,561)	$(9,368)	$(24,973)	$(30,457)
Non-GAAP operating loss margin	(11)%	(24)%	(17)%	(29)%

UserTesting, Inc.

Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP net loss	$(15,191)	$(9,636)	$(49,114)	$(33,803)
Adjustments:
Stock-based compensation expense	7,316	2,787	22,696	4,919
Amortization of acquired intangible assets	64	253	191	766
Reversal of sales and use tax accruals, penalties and interest	—	(2,122)	(1,157)	(2,122)
Restructuring	1,385	—	1,385	—
Non-GAAP net loss	$(6,426)	$(8,718)	$(25,999)	$(30,240)

GAAP net loss per share, basic and diluted	$(0.11)	$(0.49)	$(0.34)	$(1.80)
Adjustments to GAAP net loss per share:
Stock-based compensation expense	0.06	0.14	0.16	0.26
Amortization of acquired intangible assets	—	0.01	—	0.04
Reversal of sales and use tax accruals, penalties and interest	—	(0.11)	(0.01)	(0.11)
Restructuring	0.01	—	0.01	—
Non-GAAP net loss per share, basic and diluted	$(0.04)	$(0.45)	$(0.18)	$(1.61)
Weighted-average shares used in computing non-GAAP net loss per share, basic and diluted	144,211	19,558	143,347	18,798

UserTesting, Inc.

Non-GAAP Free Cash Flow Reconciliation

(dollars in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP net cash used in operating activities	$(487)	$(7,159)	$(17,268)	$(26,005)
Add: Purchases of property and equipment	(18)	(984)	(713)	(1,955)
Non-GAAP free cash flow	$(505)	$(8,143)	$(17,981)	$(27,960)
Non-GAAP free cash flow margin	(1)%	(21)%	(13)%	(27)%

UserTesting, Inc.

Non-GAAP Supplemental Financial Information

(dollars in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$49,408	$38,645	$142,822	$104,914
Increase in contract liabilities	(2,962)	5,346	5,879	16,784
Calculated billings	$46,446	$43,991	$148,701	$121,698
Year-over-year calculated billings growth rate	6%	49%	22%	50%

Investor Relations Contact:

Sapphire Investor Relations, LLC

Erica Mannion and Michael Funari

ir@usertesting.com

617-542-6180

Media Contact:

UserTesting, Inc.

Susie Penner

press@usertesting.com

650-793-1162